EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the Nasdaq National Market System. The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
3/16/20101	Purchase	$3.6221	16884
3/17/20102	Purchase	3.7233	32900
3/18/20103	Purchase	3.6617	22881
3/19/20104	Purchase	3.5842	24230
3/22/20105	Purchase	3.6385	44900
3/23/20106	Purchase	3.7496	20445
3/24/20107	Purchase	3.7549	29004
3/25/20108	Purchase	3.7707	35041
3/26/20109	Purchase	3.6924	25123
3/29/201010	Purchase	3.6969	10800
3/30/201011	Purchase	3.8571	4226
3/31/201012	Purchase	3.9949	3350
4/09/2010	Purchase	4.25	7544
4/12/2010	Purchase	4.25	500
4/14/2010	Purchase	4.25	7761

1 This transaction was executed in multiple trades at prices ranging from $3.56 - 3.65
2 This transaction was executed in multiple trades at prices ranging from $3.68 - 3.78
3 This transaction was executed in multiple trades at prices ranging from $3.64 - 3.69
4 This transaction was executed in multiple trades at prices ranging from $3.57 - 3.63
5 This transaction was executed in multiple trades at prices ranging from $3.58 - 3.67
6 This transaction was executed in multiple trades at prices ranging from $3.64 - 3.83
7 This transaction was executed in multiple trades at prices ranging from $3.72 - 3.78
8 This transaction was executed in multiple trades at prices ranging from $3.69 - 3.84
9 This transaction was executed in multiple trades at prices ranging from $3.65 - 3.73
10 This transaction was executed in multiple trades at prices ranging from $3.66 - 3.715
11 This transaction was executed in multiple trades at prices ranging from $3.80 - 3.91
12 This transaction was executed in multiple trades at prices ranging from $3.98 - 4.00

Date	Type	Price	Shares
4/15/201013	Purchase	$4.3197	30720
4/16/201014	Purchase	4.302	27853
4/19/201015	Purchase	4.3765	42770
4/20/201016	Purchase	4.4701	68021
4/21/201017	Purchase	4.4223	32600
4/22/201018	Purchase	4.3826	75048
4/23/201019	Purchase	4.4505	10559
4/26/201020	Purchase	4.7444	26800
4/27/201021	Purchase	4.7037	39684
4/28/201022	Purchase	4.6407	53712
4/29/201023	Purchase	4.709	45200
4/30/201024	Purchase	4.7115	10385
5/03/201025	Purchase	4.7116	14697
5/04/201026	Purchase	4.6413	43583
5/05/201027	Purchase	4.5813	29709
5/06/201028	Purchase	4.4291	71157
5/07/201029	Purchase	4.4637	61715
5/10/201030	Purchase	4.5760	17350
5/11/201031	Purchase	4.6728	9711

13 This transaction was executed in multiple trades at prices ranging from $4.25 - 4.35
14 This transaction was executed in multiple trades at prices ranging from $4.23 - 4.34
15 This transaction was executed in multiple trades at prices ranging from $4.35 - 4.41
16 This transaction was executed in multiple trades at prices ranging from $4.39 - 4.50
17 This transaction was executed in multiple trades at prices ranging from $4.36 - 4.48
18 This transaction was executed in multiple trades at prices ranging from $4.16 - 4.50
19 This transaction was executed in multiple trades at prices ranging from $4.38 - 4.50
20 This transaction was executed in multiple trades at prices ranging from $4.74 - 4.75
21 This transaction was executed in multiple trades at prices ranging from $4.60 - 4.75
22 This transaction was executed in multiple trades at prices ranging from $4.44 - 4.70
23 This transaction was executed in multiple trades at prices ranging from $4.64 - 4.75
24 This transaction was executed in multiple trades at prices ranging from $4.66 - 4.75
25 This transaction was executed in multiple trades at prices ranging from $4.58 - 4.75
26 This transaction was executed in multiple trades at prices ranging from $4.62 - 4.67
27 This transaction was executed in multiple trades at prices ranging from $4.41 - 4.69
28 This transaction was executed in multiple trades at prices ranging from $4.04 - 4.62
29 This transaction was executed in multiple trades at prices ranging from $4.38 - 4.51
31 This transaction was executed in multiple trades at prices ranging from $4.58 - 4.75